UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Soliciting Material under §240.14a-12

Radius Recycling, Inc.

(Name of Registrant as Specified In Its Charter)

Toyota Tsusho Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 14, 2025

Company Name: Toyota Tsusho Corporation
Representative: Ichiro Kashitani, President & CEO
Listings: Tokyo Stock Exchange Prime / Nagoya Stock
Exchange Premier (Security Code: 8015)
Contact: Nobufumi Miura, General Manager,
Corporate Communications Department
(TEL: +81-52-584-5000)

Notice Regarding Acquisition of Shares of Radius Recycling, Inc.

Toyota Tsusho Corporation (“Toyota Tsusho”) hereby announces today (March 13, 2025, Pacific Time) that it has agreed to acquire all shares of Radius Recycling, Inc. (“Radius”) (Headquartered in Portland, Oregon, United States; NASDAQ: RDUS) through Toyota Tsusho America, Inc. (“TAI”), a wholly-owned subsidiary of Toyota Tsusho (the “Transaction”), and has entered into a merger agreement with Radius regarding the Transaction.

1.	Strategic Purposes of the Transaction

For over half a century, Toyota Tsusho has been committed to building a “recycling-based society” through the recycling of metal scrap and the resource recovery of end-of-life vehicles. In recent years, in response to increasing societal demands for the realization of a circular economy, Toyota Tsusho has expanded its business into a wide range of material sectors, including plastics and textiles.

Radius, headquartered in Portland, Oregon, is one of North America’s leading recycling companies, operating an extensive network of over 100 locations, including auto dismantling and metals recycling facilities throughout the United States, Canada and Puerto Rico along with an electric arc furnace steel mill in Oregon. Using this network, Radius excels in acquiring, processing and recycling ferrous and nonferrous metals, providing a stable supply of high-quality recycled materials through advanced processing and sorting technologies to customers across North America and throughout the world. In its fiscal year 2024, Radius processed 4.5 million long tons (*) of ferrous recycled metal and 334 thousand long tons of non-ferrous recycled metal, including 660 thousand end-of-life vehicles, 3.8 million used auto parts and manufactured and sold 509 thousand short tons (*) of finished steel products.

Through this Transaction, Toyota Tsusho aims to combine Radius’ strengths with its own capabilities in building a closed-loop supply chain centered on recycled materials. This strategic alignment will strengthen the supply of high-quality recycling materials in North America and promote decarbonization in global manufacturing industries with the addition of Radius’ innovative manufacturing processes. Toyota Tsusho is committed to further expanding its circular economy initiatives and accelerating its efforts toward achieving carbon neutrality through this Transaction.

(*)	A long ton is equivalent to 2,240 pounds (approximately 1,016.05 kg), while a short ton is equivalent to 2,000 pounds (approximately 907.185 kg).

2.	Overview of the Transaction

The Transaction will be executed through a “reverse triangular merger”, whereby TAI Merger Corporation (“Merger Sub”), a wholly-owned subsidiary of TAI established for the purpose of the Transaction, will merge with Radius. Following the merger, the surviving company will be Radius and shareholders of Radius will receive the cash consideration as detailed below. The surviving company will become a wholly-owned subsidiary of TAI as the Merger Sub is merged into Radius. The closing of the Transaction is subject to approval by Radius’ shareholders, the receipt of regulatory approvals, and the satisfaction of other customary closing conditions as specified in the merger agreement.

As consideration for the Transaction, Toyota Tsusho will acquire Radius’ shares at US$30 per share (approximately US$907 million in total (approximately JPY 134.4 billion according to the exchange rate at JPY 148 yen for US$1.00)). The agreed per-share price represents a 115% premium to the closing share price on March 12, 2025 (U.S. time) and a 102% premium to the 90-day volume-weighted average trading price as of March 12, 2025 (U.S. time). The required funds for the Transaction will be secured from Toyota Tsusho’s cash on hand and external financing.

3.	Overview of Radius

(1) Name	Radius Recycling, Inc.
(2) Location	222 Southwest Columbia Street Suite 1150, Portland, OR 97201, USA
(3) Title and Name of Representative	Chairman, President and Chief Executive Officer Tamara L. Lundgren
(4) Description of Business	Recycling of end-of-life vehicles and metal scrap, and manufacturing of steel products
(5) Capital (*1)	US$ 28,155 thousand
(6) Year of Establishment	1906
(7) Major Shareholders and Ownership Percentage (*2)	BlackRock, Inc. (11.9%), Ameriprise Financial, Inc. (7.5%), Dimensional Fund Advisors, L.P. (6.5%), The Vanguard Group, Inc. (5.6%)
(8) Relationship between Toyota Tsusho and Radius	Capital Relationship	Not Applicable
	Personnel Relationship	Not Applicable
	Business Relationship	TAI and its subsidiaries sell and/or purchase steel scrap and/or waste battery packs to/from Radius
	Status of a Related Party	Radius is not an affiliated party of Toyota Tsusho
(9) Consolidated operating results and consolidated financial positions of Radius over the last three years (in thousands, except per share amounts, all amounts in US$)
As of / for the year ended	August 31, 2022	August 31, 2023	August 31, 2024
Net Assets	958,474	911,659	625,740
Total Assets	1,826,597	1,715,949	1,533,769
Net Assets per share (*3)	34.13	32.55	22.02
Net Sales	3,485,815	2,882,224	2,738,692
Operating Income (*4)	225,906	△3,925	△293,981
Net earnings (Loss) attributable to Radius shareholders (*4)	168,800	△25,791	△266,411
Earnings (Loss) per share (*4) (*5)	6.01	△0.92	△9.38
Dividend per share	0.75	0.75	0.75

(*1)	Information from Radius’ Form 10-Q filed with the SEC on January 6, 2025.

(*2)	Share outstanding of common stock as of November 29, 2024.

(*3)	Calculated by Toyota Tsusho based on Radius’ public information.

(*4)	Impairment loss on goodwill of US$ 39,270 thousand is included in fiscal year ended August 31, 2023, and US$ 215,941 thousand is included in fiscal year ended August 31, 2024.

(*5)	Basic EPS.

4.	Number of Shares to be Acquired, Acquisition Value and Shareholding before and after Acquisition

(1) Number of Shares Held before the Change	0 shares (Number of Voting Rights: 0) (Percentage of voting rights held: 0.0%)
(2) Number of Shares to be Acquired (*1)	30,249,714 shares (Number of Voting Rights: 30,249,714)
(3) Acquisition Value (*2)	Approximately US$907 million (Approximately JPY134.4 billion)
(4) Number of Shares Held after Change (*1)	30,249,714 shares (Number of Voting Rights: 30,249,714) (Percentage of voting rights held: 100%)

(*1)	Including common stock outstanding as of March 11, 2025, and total number of Restricted Stock Units, Performance Share Awards and Deferred Stock Units as of March 10, 2025.

(*2)	Acquisition value includes the full amount required to purchase all securities including outstanding Restricted Stock Units, Performance Share Awards and Deferred Stock Units.

5.	Schedule

(1) Date of Merger Agreement regarding the Transaction	March 14, 2025 (March 13, 2025, Pacific Time)
(2) Estimated Date of shareholder meeting to be held by Radius	Second quarter of calendar year 2025 (Estimate)
(3) Estimated Date of Closing	Third quarter of calendar year 2025 (Estimate) (*)

(*)	Subject to approval at Radius’ shareholders meeting, receipt of regulatory approvals and the satisfaction of other customary closing conditions specified in the merger agreement.

6.	Future Outlook

Radius is expected to become a consolidated subsidiary of Toyota Tsusho during the next fiscal year (fiscal year ending March 31, 2026). Toyota Tsusho is still reviewing the impact on its consolidated performance and will promptly announce any material changes that need to be publicly disclosed.

FORWARD LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements often contain words such as “outlook,” “target,” “aim,” “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “will,” “should,” “could,” “opinions,” “forecasts,” “projects,” “plans,” “future,” “forward,” “potential,” “probable,” and similar expressions. The absence of these words or similar expressions, however, does not mean that a statement is not forward-looking. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: completion of the proposed transaction is subject to various risks and uncertainties related to, among other things, its terms, timing, structure, benefits, costs and completion; required approvals to complete the proposed transaction by the shareholders of Radius Recycling, Inc. (the “Company”) and the receipt of certain regulatory approvals, to the extent required, and the timing and conditions for such approvals; the stock price of the Company prior to the consummation of the proposed transaction; the satisfaction of the closing conditions to the proposed transaction; potential environmental cleanup costs related to the Portland Harbor Superfund site or other locations; the impact of equipment upgrades, equipment failures, and facility damage on production; failure to realize or delays in realizing expected benefits from capital and other projects, including investments in processing and manufacturing technology improvements and information technology systems; the cyclicality and impact of general economic conditions; the impact of inflation and interest rate and foreign currency fluctuations; changing conditions in global markets including the impact of sanctions and tariffs, quotas, and other trade actions and import restrictions; increases in the relative value of the U.S. dollar; economic and geopolitical instability including as a result of military conflict; volatile supply and demand conditions affecting prices and volumes in the markets for raw materials and other inputs the Company purchases; significant decreases in recycled metal prices; imbalances in supply and demand conditions in the global steel industry; difficulties associated with acquisitions and integration of acquired businesses; supply chain disruptions; reliance on third-party shipping companies, including with respect to freight rates and the availability of transportation; restrictions on the Company’s business and financial covenants under the agreement governing its bank credit facilities; potential limitations on the Company’s ability to access capital resources and existing credit facilities; the impact of impairment of goodwill and assets other than goodwill; the impact of pandemics, epidemics, or other public health emergencies; inability to achieve or sustain the benefits from productivity, cost savings, and restructuring initiatives; inability to renew facility leases; customer fulfillment of their contractual obligations; the impact of consolidation in the steel industry; product liability claims; the impact of legal proceedings and legal compliance; the impact of climate change; the impact of not realizing deferred tax assets; the impact of tax increases and changes in tax rules; the impact of one or more cybersecurity incidents; the impact of increasing attention to environmental, social, and governance matters; translation risks associated with fluctuation in foreign exchange rates; the impact of hedging transactions; inability to obtain or renew business licenses and permits; environmental compliance costs and potential environmental liabilities; increased environmental regulations and enforcement; compliance with climate change and greenhouse gas emission laws and regulations; the impact of labor shortages or increased labor costs; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which the Company participates; and other risks set forth under the heading “Risk Factors,” of the Company’s Annual Report on Form 10-K for the year ended August 31, 2024, and in its subsequent filings with the Securities and Exchange Commission (“SEC”). Investors and security holders of the Company should not rely upon forward- looking statements as predictions of future events. Furthermore, such forward-looking statements speak only as of the date of this report. The Company’s actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of the Company by Toyota Tsusho America, Inc. In connection with this proposed acquisition, the Company plans to file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document that the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to shareholders of the Company. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at www.radiusrecycling.com or upon written request to: Investor Relations, Radius Recycling, Inc., 222 SW Columbia Street, Suite 1150, Portland, Oregon 97201 or by telephone at (503) 323-2811.

PARTICIPANTS IN SOLICITATION

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on December 16, 2024.

Toyota Tsusho Corporation, its affiliate Toyota Tsusho America, Inc., and certain of their respective directors and executive officers may also be considered participants in the solicitation of proxies in connection with the proposed transaction.

Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

Radius Recycling, Inc.
222 SW Columbia Street
Suite 1150

Portland, Oregon 97201

Tel. (503) 323-2811

www.radiusrecycling.com

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